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                                                                   EXHIBIT 23.3


                     CONSENT OF STERRETT & KIMMELL, LLP


                   [Letterhead of Sterrett & Kimmel, LLP]

                               August 9, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C.  20549

     Re:  Consent of Sterrett & Kimmel, LLP

Ladies and Gentlemen:

     This firm is counsel to Valley National Corporation, a Delaware corporation. We acknowledge that we are referred to under the headings "The Merger -- Certain Federal Income Tax Consequences" and "Legal
Matters" of the Prospectus which is a part of the registration statement and we hereby consent to the use of our name in such registration statement. We further consent to the filing of our "Tax Matters Opinion" as a part of this registration statement.

                                   Sincerely,

                                   Sterrett & Kimmel, LLP
                                   /s/ Sterrett & Kimmel, LLP